As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-141622

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Hawaii	99-0208097
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

900 Richards Street, Honolulu, Hawaii 96813 (808) 543-5662
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric K. Yeaman
900 Richards Street, Honolulu, Hawaii 96813 (808) 543-7750
(Name. address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David J. Reber, Esq.
Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP
1099 Alakea Street Suite 1800
Honolulu, Hawaii 96813

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee
Common Stock (without par value)	3,750,000 Shares(1)(2)	$26.28	$98,550,000	$3,026
Common Stock Rights	(4)	(4)	(4)	(4)

(1)	The maximum number of securities purported to be registered by this registration statement is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may become issuable after the operation of any stock dividends, stock splits and similar changes.

(2)	Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to 450,627 shares of Common Stock of the Registrant registered pursuant to Registration Statement No. 333-108110. A registration fee of $8,503 relating to said 450,627 shares was paid at the time of the filing of Registration No. 333-108110. The registration fee paid herewith relates only to the 3,750,000 additional shares of Common Stock registered pursuant hereto.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported in the consolidated reporting system for the New York Stock Exchange for March 23, 2007.

(4)	One half of a Common Stock Right is attached to each share of Common Stock which, prior to the occurrence of certain events, is initially evidenced by and traded together with the Common Stock of the Registrant. Value attributable to such right, if any, is reflected in the market price of the Common Stock.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-141622) of Hawaiian Electric Industries, Inc. is effecting three changes to the original filing of such Registration Statement on March 28, 2007, as follows: (1) footnote 4 to the facing page of such Registration Statement has been amended, (2) Exhibit 5 to such Registration Statement has been revised, and (3) Exhibit 4(b) to such Registration Statement has been revised. The changes in footnote 4 and Exhibit 5 reflect that one-half of a Common Stock Right is attached to each share of Common Stock registered (as opposed to one Common Stock Right per each share of Common Stock). The change in Exhibit 4(b) is to correct the addressee shown in the header on pages 2-6 of the letter to The Bank of New York Trust Company, N.A. (rather than BNY Western Trust Company). No changes have been made to the prospectus contained in such Registration Statement.

PROSPECTUS

HAWAIIAN ELECTRIC INDUSTRIES, INC.
Dividend Reinvestment and Stock Purchase Plan

4,200,627 Shares of Common Stock
(Without Par Value)

Hawaiian Electric Industries, Inc. (“HEI” or the “Company”) is offering a convenient method of purchasing additional shares of the Company’s common stock (“Common Stock”) pursuant to the Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) with dividends paid on the Company’s Common Stock, with dividends paid on the preferred stock (“Preferred Stock”) of its electric utility subsidiaries, and with optional cash investments. Any person or entity, whether or not a holder of Common Stock or Preferred Stock, is eligible to join the Plan, subject to applicable laws and regulations and the requirements of the Plan. The Company’s electric utility subsidiaries are Hawaiian Electric Company, Inc. and its subsidiaries Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.

Participants in the Plan may:

•	Reinvest all or a portion of cash dividends on Common Stock or Preferred Stock registered in their names or in their Plan accounts.

•	Purchase Common Stock with an initial cash investment of at least $250.

•	Make additional optional purchases of Common Stock of at least $25 up to a maximum of $120,000 per calendar year, including any initial purchase.

•	Receive, upon a signed written request, certificates for whole shares of Common Stock credited to their Plan accounts.

•	Deposit certificates representing Common Stock into the Plan for safekeeping.

•	Sell shares of Common Stock credited to their Plan accounts through the Plan.

Shares of Common Stock will, at the option of the Company, be newly issued shares purchased from the Company or shares purchased on the open market. Purchases on the open market will be effected through an independent agent appointed by the Company. The Common Stock is listed on the New York Stock Exchange under the symbol “HE”. The closing price per share of the Common Stock on March 23, 2007 on the New York Stock Exchange was $26.28.

The purchase price of newly issued shares of Common Stock purchased under the Plan directly from the Company will be the average of the high and low sales prices for Common Stock on the composite tape for stocks listed on the New York Stock Exchange on the business day prior to the purchase. The purchase price of Common Stock purchased on the open market will be the weighted average price per share (adjusted for brokerage fees and commissions, any service charges and applicable taxes) of the aggregate number of shares purchased during the applicable investment period. Plan participants bear the cost of brokerage fees and commissions, any related service charges and applicable taxes relating to shares of Common Stock purchased or sold on the open market, and the Company currently charges participants who reinvest Common Stock dividends or Preferred Stock dividends a fee of $0.50 per quarter (subject to change with prior notice) to defray in part the administrative costs of the Plan incurred by the Company. The Company reserves the right to charge fees to participants to recover up to the actual costs of the Plan. (See Question 10.)

See “Risk Factors” on page 2 for certain risks to consider before participating in the Plan or before purchasing shares of HEI Common Stock.

To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.

This Prospectus relates to 450,627 shares of Common Stock registered under the Plan and unissued as of March 28, 2007, and to an additional 3,750,000 shares of the Company’s authorized but unissued Common Stock, and describes the Plan as amended to date. Please read this Prospectus carefully and retain it for future reference.

HEI’s executive offices are located at 900 Richards Street, Honolulu, Hawaii 96813, and its telephone number is (808) 543-5662.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 28, 2007

Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus and in other documents relating to the Plan delivered to eligible parties and filed with the Securities and Exchange Commission, in connection with this offer, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities to which this Prospectus relates in any State to any person to whom it is unlawful to make such offer or solicitation in such State.

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RISK FACTORS

Investing in HEI Common Stock involves risk. Please see the risk factors described in Item 1A. of HEI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus, including in subsequently filed current and periodic reports that update disclosures relating to risk factors and provide additional and updated information. The risks and uncertainties described are not the only ones facing the Company and its subsidiaries. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.

FORWARD-LOOKING STATEMENTS

This Prospectus, which includes the documents incorporated by reference, contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The safe harbor provisions of the Exchange Act and the Securities Act of 1933 apply to forward-looking statements made by the Company. Forward-looking statements, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “predicts”, “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements.

Forward-looking statements are based on current expectations and projections about future events and are subject to risks and uncertainties about HEI and its subsidiaries, the performance of the industry in which they do business and economic and market factors, among other things. These factors include the risks and uncertainties identified in the incorporated documents. Forward-looking statements are not guarantees of future performance and the actual results that the Company achieves may differ materially. In addition, forward-looking statements speak only as of the date of the document in which they are made and, except for its ongoing obligations to disclose material information under the federal securities laws, HEI assumes no obligation to update these statements.

THE COMPANY

HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose principal subsidiaries are engaged in the electric utility and banking businesses in the State of Hawaii. HEI’s predecessor, Hawaiian Electric Company, Inc. (“HECO”), was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary and the common shareholders of HECO became common shareholders of HEI.

HECO is a regulated electric public utility company engaged in the production, purchase, transmission, distribution and sale of electric energy on the island of Oahu, in the State of Hawaii. HECO’s subsidiaries, Hawaii Electric Light Company, Inc. (“HELCO”), incorporated on December 5, 1894, and Maui Electric Company, Limited (“MECO”), incorporated on April 28, 1921, are also regulated electric public utilities engaged in the production, purchase, transmission, distribution and sale of electricity in the State of Hawaii, on the island of Hawaii in the case of HELCO, and on the islands of Maui, Lanai and Molokai in the case of

MECO. These five islands have a combined population representing approximately 95 percent of the State of Hawaii’s total population, and a service area of approximately 5,766 square miles. The transmission systems for each of the islands in the utilities’ service territories are not interconnected and, therefore, HECO and its subsidiaries must own or be able to contract for all the electric power generation required to meet their power supply needs on each island they serve.

HEI’s other principal subsidiary is American Savings Bank, F.S.B. (“ASB”), with 64 branches throughout the State of Hawaii as of December 31, 2006. ASB, acquired by HEI in 1988, is a federally chartered savings bank which provides a wide range of banking and other financial services to consumers and businesses in Hawaii. As of December 31, 2006, ASB was the third largest financial institution in Hawaii based on total assets of $6.8 billion and deposits of $4.6 billion. ASB has been engaged in a transformational process that has seen it emerge as a full-service community bank serving both consumer and commercial customers.

HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of the Company’s subsidiaries to pay dividends or make other distributions to the Company is subject to contractual and regulatory restrictions, including the provisions of an agreement with the Hawaii Public Utilities Commission and the capital distribution regulations of the Office of Thrift Supervision, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees.

For additional information concerning HEI’s and its subsidiaries’ businesses and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings, descriptions of certain laws and regulations to which those companies are subject, and possible restrictions on the ability of certain of HEI’s subsidiaries to pay dividends or make other distributions to HEI, prospective purchasers should refer to the documents incorporated by reference that are listed below under the caption “WHERE YOU CAN FIND MORE INFORMATION”.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933. The registration statement contains additional information and exhibits not included in this Prospectus and refers to documents that are filed as exhibits to other SEC filings. HEI is subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that HEI files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC’s toll-free telephone number at l-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies (such as HEI) that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives at the SEC’s web site. HEI’s SEC filings, and other information with respect to HEI, may also be obtained on the Internet at HEI’s web site at http://www.hei.com. The information on HEI’s website does not constitute a part of this Prospectus.

The SEC allows HEI to “incorporate by reference” the information that it files with the SEC, which means that HEI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. Later information that HEI files with the SEC will automatically update and supersede information in this Prospectus or an earlier filed document. HEI has filed with the SEC (File No. 1-8503) and incorporates by reference the following documents:

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

(2) The Company’s Current Reports on Form 8-K 2007 filed on February 5, 2007, February 6, 2007, February 23, 2007, February 26, 2007 and March 28, 2007;

(3) The portions of the Company’s Proxy Statement, dated March 27, 2007 filed in connection with HEI’s 2007 Annual Meeting of Shareholders that are incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006;

(4) The description of the Common Stock of the Company contained in the Registration Statement for such Common Stock filed under Section 12 of the Exchange Act, and in amendments thereto and in those portions of current and periodic reports filed under the Exchange Act for the purpose of updating such description, as such description has most recently been updated in the Company’s Current Report on Form 8-K filed on March 28, 2007;

(5) The description of the rights to purchase shares of HEI’s Series A Junior Participating Preferred Stock contained in HEI’s registration statement on Form 8-A filed with the SEC on November 5, 1997, as amended by Forms 8-A/A filed with the SEC on May 8, 2003, June 10, 2004 and October 26, 2004; and

(6) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all securities then remaining unsold.

We will provide to you a free copy of any of these incorporated documents if you so request by writing or telephoning HEI at the following address or telephone number: Shareholder Services Division, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 532-5841.

You should read and rely only on the information incorporated by reference or provided in this Prospectus. HEI has not authorized any person to provide you with different information. HEI is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this Prospectus or in the documents incorporated by reference is accurate only as of the date of this Prospectus or those documents. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

DESCRIPTION OF THE PLAN

The following is a summary in question and answer form of the principal provisions of the Plan as most recently amended effective March 28, 2007. This summary does not purport to be complete nor to modify the Plan, and is qualified in its entirety by reference to the provisions of the Plan. In case of any conflict, the provisions of the Plan will govern. The Plan is an exhibit to the registration statement of which this Prospectus is a part. Refer to “WHERE YOU CAN FIND MORE INFORMATION” on how to view or obtain a copy of the Plan.

Purpose of the Plan

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of the Company’s Common Stock and/or the Preferred Stock of the Company’s electric utility subsidiaries, and any other individual of legal age and any entity (“Nonholder”), with a convenient method of buying Common Stock using their cash dividends and/or making optional cash investments.

Certain Features of the Plan

2.	What are some of the important features of the Plan?

•	A participant may elect to have cash dividends on all or a portion of the participant’s shares of Common Stock or Preferred Stock automatically reinvested. (See Question 9.)

•	Any individual of legal age or entity may join the Plan by making a minimum initial cash investment of $250 (maximum of $120,000). (See Questions 6 and 7.)

•	A participant may purchase Common Stock each month with optional cash investments of not less than $25 per investment and not more than an aggregate of $120,000 per calendar year. (See Questions 18 and 19.)

•	A participant may have the Administrator sell all or any of his or her Plan shares, subject to certain charges. (See Questions 10 and 32 – 36.)

•	A participant may deposit any or all the participant’s shares of Common Stock with the Administrator for safekeeping and receive credit to the participant’s Plan account for such shares. (See Question 23.)

•	No interest is paid on reinvested dividends or optional cash investments received by the Plan. (See Question 15.)

Administration of the Plan

3.	Who administers the Plan?

The administrator of the Plan (the “Administrator”) keeps records, sends periodic statements to participants and performs other clerical and administrative duties relating to the Plan. The Administrator may be the Shareholder Services Division of the Company or may be one or more officers or employees of the Company or of its subsidiaries appointed by designated executive officers of the Company, in which case an independent trustee shall be appointed, and shares under the Plan shall be registered in the name of the Trustee. The Shareholder Services Division of the Company currently serves as the Administrator. The Company believes that having the Shareholder Services Division of the Company serve as Administrator, as compared to having a registered broker-dealer or federally insured banking institution serve in that capacity, poses no additional material risks to participants. The Company believes this is because the Administrator’s duties are limited to clerical and administrative tasks such as keeping records and sending periodic statements, because the Company has an errors and omissions policy which covers the Shareholder Services Division, and because the Company has established an escrow with a bank to hold optional cash investments pending investment pursuant to the Plan, thereby reducing the risk to participants. (See Question 18.)

4.	Whom should I contact with questions concerning the Plan and its administration?

For all communications about the Plan, please contact:

HAWAIIAN ELECTRIC INDUSTRIES, INC.
ATTENTION: DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
P.O. BOX 730
HONOLULU, HI 96808-0730
TELEPHONE: (808) 532-5841 (Oahu)
(866) 672-5841 (Other locations)
FACSIMILE: (808) 532-5868

5.	Who holds the shares credited to participants’ Plan accounts?

Shares of Common Stock purchased under the Plan are registered in the name of an independent trustee (the “Trustee”). The Bank of New York Trust Company, N.A. currently serves as Trustee under the Plan. Should it become necessary or desirable to replace The Bank of New York Trust Company, N.A. as Trustee, the Company may appoint a successor Trustee.

Participation in the Plan

6.	Who is eligible to participate?

Any person or entity, whether or not a holder of Common Stock or Preferred Stock, is eligible to join the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described under Question 7 and (ii) participation would not violate securities or other laws of the state, territory or country where the participant resides that are applicable to the Company, the Plan or the participant. If a beneficial owner of Common Stock and/or Preferred Stock whose shares are registered in the name of another (e.g., a broker or bank nominee) would like such shares to participate in the Plan, the beneficial owner must first have the shares transferred into such beneficial owner’s name. The Company reserves the right to restrict or terminate participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law. A participant must maintain at least one whole share in the Plan to maintain a Plan account.

7.	How do I enroll?

Current participants will automatically be participants in the Plan as amended to date, and need do nothing to continue their participation.

After reviewing a copy of this Prospectus, eligible applicants may join the Plan by completing and signing a “Shareholder Authorization Form” (for holders of Common Stock or Preferred Stock) or a “Nonholder Enrollment Form” (for nonholders). Holders of Common Stock or Preferred Stock may elect in the Form to have dividends reinvested in whole or in part, to make an initial cash investment or to make optional cash investments only. If a participant signs a Shareholder Authorization Form (in the case of holders of Common Stock or Preferred Stock), dividends on all shares of Common Stock and Preferred Stock registered in the participant’s name or held under the Plan will be reinvested under the Plan, unless the participant elects on the Form to receive dividends on all or a portion of such shares. If such a holder does not select an option, all dividends on Common Stock and Preferred Stock in such holder’s name, and on Common Stock held under the Plan for the holder, will be reinvested in shares of Common Stock pursuant to the Plan.

The execution of a Nonholder Enrollment Form (in the case of nonholders) will result in the reinvestment of all dividends on shares held under the Plan for the participant, unless the participant notifies the Administrator in writing of a different investment option. Nonholders must make an initial cash investment of not less than $250 and not more than $120,000.

Participants may change any of the designations in a Form by signing a new form and submitting it to the Administrator. Any election to reinvest dividends or to change any option with respect thereto will be effective on the next record date after the Administrator receives the new Form.

8.	Where can I get Shareholder Authorization Forms and Nonholder Enrollment Forms?

The Forms may be obtained from the Administrator at the address or by calling the telephone number noted under Question 4.

9.	What investment options are available to participants?

Each participant may elect one of the following investment options:

Full Dividend Reinvestment — Participant automatically reinvests cash dividends on all shares of Common Stock and Preferred Stock.

Partial Dividend Reinvestment — Participant specifies the number of shares of Common Stock, and the number and class and series of shares of Preferred Stock, as to which the participant wishes to receive cash dividends, and automatically reinvests the remainder of the cash dividends.

Optional Cash Investments Only/No Dividend Reinvestment — Participant receives cash dividends on all shares of Common Stock and Preferred Stock.

If a participant does not indicate an investment option on the enrollment form, the participant’s account will automatically be enrolled in the “Full Dividend Reinvestment” option.

A participant electing to reinvest dividends in full or in part may also make optional cash investments of a minimum of $25 (or a minimum of $250 for the initial investment by a nonholder) and a maximum of $120,000 per calendar year (including the initial investment) towards the purchase of additional shares of Common Stock. (See Questions 18 and 19.)

Fees and Charges

10.	Are there any fees or charges to a participant in connection with purchases or sales under the Plan?

Participants in the Plan will bear the cost of brokerage fees and commissions, any service charges and applicable taxes related to shares purchased or sold on the open market. Under the Plan, the Company may charge participants fees to recover up to the actual administrative costs of the Plan. To defray in part the costs the Company incurs in administering the Plan, the Company currently charges each participant who reinvests Common Stock or Preferred Stock dividends an administrative fee of $0.50 per quarter. This fee currently does not apply to participants who do not reinvest dividends. The Company reserves the right at any time to change this fee or to charge participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, setup and handling fees. Notices of such future changes or additional fees will be sent to participants at least 30 days prior to their effective date. (See Question 35.)

A $20 service fee will be assessed for each item that is returned for insufficient funds or other reasons due to the negligence of the Shareholder as determined by the Administrator. The Administrator may place a hold on the account until the “insufficient funds” fee is received, sell shares from the account to collect the “insufficient funds” fee, or withhold the amount of the “insufficient funds” fee from future optional cash investments.

Purchases under the Plan

11.	What is the source of shares purchased under the Plan?

Common Stock will be obtained through purchases of authorized but unissued shares directly from the Company or through open market purchases of issued and outstanding shares. The Company will not change the method of acquiring shares of Common Stock more than once in any three-month period. On the date of this Prospectus, shares for the Plan are being purchased directly from the Company.

12.	How will open market purchases of Common Stock be made under the Plan?

Open market purchases of Common Stock will be made through an independent agent (the “Broker”) selected by the Company. Neither the Administrator nor the Company or any affiliate will directly or indirectly control or influence the prices or timing of open market purchases made by the Broker, the amount of shares to be purchased (other than specifying the aggregate dollar amount to be invested), the manner of purchase of shares or the selection by the Broker of a broker or dealer through which purchases will be made.

13.	What will be the price of shares of Common Stock purchased under the Plan?

The price of newly-issued shares purchased directly from the Company will be the average of the high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange on the business day prior to the applicable Investment Date (as defined under Question 15) or the next preceding day on which the Company’s Common Stock is traded if there is no trade reported on that business day. The price of Common Stock purchased on the open market will be the weighted average price per share (adjusted for brokerage fees and commissions, any service charges and applicable taxes) of the aggregate number of shares purchased during the applicable Investment Period.

14.	How many shares of Common Stock will be purchased by the Plan for each participant?

The number of shares to be purchased by the Plan for each participant will equal the amount of the participant’s reinvested dividends and optional cash investments, less administrative fees and amounts (if any) required to be withheld for tax purposes, divided by the purchase price of the shares (adjusted for brokerage fees and commissions, any service charges and applicable taxes). Both whole shares and fractional shares (computed to four decimal places) will be credited by the Plan to the accounts of its participants.

15.	When will purchases be made under the Plan?

Newly-issued shares will be purchased from the Company on the applicable Investment Date and shares acquired on the open market will be purchased during an investment period (each, an “Investment Period”) commencing on the applicable Investment Date and ending on the earlier of thirty (30) days thereafter or the date on which the required number of shares has been purchased. Shares of Common Stock purchased directly from the Company will be credited to participants’ accounts on the date purchased, and shares of Common Stock purchased on the open market will be credited to participants’ accounts as of the day of the purchase of the last share during such Investment Period. Dividends not invested in shares of Common Stock within 30 days of the dividend payment date, optional cash investments not invested in shares of Common Stock within 30 days of receipt, and any funds not invested within an Investment Period, will be promptly returned, without interest, to the participant. Funds to be invested during any Investment Period will be invested to the extent possible before funds from any subsequent Investment Period are invested, and funds related to different Investment Periods will not be pooled for purposes of computing per share prices.

Investment Dates for optional cash investments shall occur twice a month on the 15th and 30th days of each month (except that the second Investment Date for February will be the last day of the month). Investment Dates for Common Stock dividends and Preferred Stock dividends shall be on the dividend payment date or within three (3) business days prior to the dividend payment date (with settlement in such case occurring on or after the dividend payment date). The dividend payment date for Common Stock dividends is normally expected to be on or around the 10th day of March, June, September and December each year, and for Preferred Stock is normally expected to be the 15th day of January, April, July and October each year, but the actual dates could vary. If an Investment Date is not a business day based on the foregoing, the Investment Date will be the next succeeding business day.

If the Broker is unable to invest all cash dividends or optional cash investments in shares of Common Stock on the open market, the shares purchased by the Broker shall be allocated to participants on a pro rata basis based, first, on reinvested dividends and, if any shares are remaining, then based on optional cash investments, and any remaining funds will be returned to participants.

Participants may not select the precise time for purchases and a number of days may elapse before dividends and optional cash investments are invested in shares of Common Stock. Interest will not be paid on cash dividends or optional cash investments prior to or after their investment in Common Stock or if for any reason such dividends and investments are not so invested. Any interest or other earnings on dividends or optional cash investments will be the property of the Company.

Dividend Reinvestment

16.	How does the dividend reinvestment feature of the Plan work?

Cash dividends to be reinvested will remain with the Company if reinvested on the dividend payment date in shares newly issued by the Company. To the extent shares will not be so purchased on the dividend payment date or are to be purchased by the Plan on the open market, cash dividends will be delivered to an escrow account or to the Broker pending investment concurrently with payment of cash dividends to nonparticipating shareholders. Such dividends will be credited to each participant’s account under the Plan and will be automatically reinvested to purchase additional Common Stock on behalf of the participants during the applicable Investment Period in the manner described under Question 15. The amount of any required United States income tax withholding and any administrative fees will be deducted from the amount of dividends on Common Stock and/or Preferred Stock to determine the amount of dividends to reinvest.

17.	Will participants be credited with dividends on fractional shares?

Yes. Plan accounts will be credited on the payment dates with dividends on whole shares and fractional shares of Common Stock held in participants’ accounts on the applicable record dates.

Optional Cash Investments

18.	How are optional cash investments made?

Optional cash investments by a participant cannot be less than $25 per investment nor more than a total of $120,000 per calendar year (including for purposes of this limitation the initial investment made by a nonholder upon enrollment in the Plan). In the case of nonholders, the initial cash investment with the Nonholder Enrollment Form must be at least $250.

Optional cash investments may be made by sending an optional cash investment coupon along with either a check or money order in U.S. Dollars payable to HEI/DRIP, addressed to Hawaiian Electric Industries, Inc., Attn: Dividend Reinvestment and Stock Purchase Plan, P.O. Box 29520, Honolulu, HI 96820-1920. The Plan may reject checks payable to a party other than HEI/DRIP, even if endorsed for payment to the Plan. Optional cash investments must not be included in remittances for payment of utility service billings.

If a participant wishes to make one cash investment of the same amount each month, the participant may use the Plan’s automatic cash investment option. This allows a participant to make one cash investment of the same amount each month by automatic deduction of that amount from the participant’s designated bank account. Employees and directors of the Company and certain of its subsidiaries may also make cash investments through payroll deductions or by other means, subject to approval by the Treasurer of the Company or the Administrator.

The forms to accompany optional cash investments, and to authorize such automatic deduction of optional cash investments, may be obtained from the Administrator at the address noted under Question 4.

Optional cash investments will be transferred, by the end of the next business day following the day of receipt of the optional cash investment, to a segregated escrow account at a bank designated by the Company (“Escrow Agent”), to be held for the benefit of the participants pending investment in shares of Common Stock. Any interest or other earnings on such funds prior to their investment is the property of the Company. The current Escrow Agent is First Hawaiian Bank. Should it become necessary or desirable to replace First Hawaiian Bank as Escrow Agent, the Company may appoint a successor Escrow Agent.

The Administrator must receive requests for refunds of optional cash investments in writing at least five (5) days before the applicable Investment Date. Refunds will be processed as soon as practicable. A participant may not request a refund for an investment made through the automatic cash investment option.

19.	When must optional cash investments be received?

Optional cash investments must be received by the Administrator at least 5 days before the applicable Investment Date in order to be invested on or commencing on that Investment Date. (See Question 15.)

Account Records and Reports to Participants

20.	What records are maintained of a participant’s ownership of Common Stock under the Plan?

The Administrator will maintain an individual account for each participant recording the participant’s ownership interests in the Plan.

21.	What kind of reports will be sent to participants in the Plan?

Participants will receive quarterly account statements. Monthly statements will also be sent to participants who have made optional cash investments or have had other activity (other than reinvestment of dividends) in the account during the month. In addition, participants will be sent copies of the same communications sent to other holders of Common Stock, including the Company’s summary report to shareholders, annual report, notices of meetings of shareholders, proxy statements and information for income tax reporting purposes.

Registration of Shares

22.	Will certificates be issued to participants for shares of Common Stock purchased under the Plan?

Unless a participant withdraws shares from the Plan or terminates participation in the Plan (See Questions 24 – 31), certificates for shares of Common Stock purchased under the Plan will not be issued to participants. Instead, shares of Common Stock will be registered in the name of the Trustee or, if there is no Trustee, in the name of the Administrator, as agent for participants in the Plan.

Safekeeping of Shares

23.	Does the Plan offer a safekeeping service for shares?

Yes. A holder of record of Common Stock who submits a Shareholder Authorization Form or Transaction Request and Authorization Form may elect to transfer such holder’s shares without charge to the Administrator, or to the Trustee if there is a Trustee, for credit to the holder’s Plan account and for safekeeping under the Plan. The Administrator or Trustee, as applicable, also holds for safekeeping the shares purchased through the Plan unless the shares are withdrawn by or distributed to the participant upon termination. (See Question 22.) These safekeeping arrangements protect against loss, theft and destruction of stock certificates. Shares of Preferred Stock may not be transferred to the Administrator or Trustee for safekeeping.

Termination of Participation in the Plan

24.	When and how may a participant terminate participation in the Plan?

A participant may terminate participation in the Plan as to all (but not less than all) Common Stock and Preferred Stock by signing and submitting a written notification to the Administrator. Any notice of termination received on or after an ex-dividend record date will be processed as soon as practicable after the dividends payable on the record date have been paid and reinvested in accordance with the Plan. The “ex-dividend record date” for purposes of the Plan is three (3) business days before the dividend record date. A participant must wait at least two (2) weeks after the purchase of shares before terminating participation in the Plan.

A participant must also maintain at least one whole share of Common Stock in the Plan to keep an active account. If a participant does not do so, the participant’s participation in the Plan may be terminated, in which case the participant will receive a cash payment for the fractional share based on the selling price of the share less brokerage fees and commissions, any withholding required under applicable tax laws and a fee of $15 for the handling of each such request (unless such fee is waived by the Company in its sole and absolute discretion).

25.	What occurs following receipt by the Administrator of a participant’s signed written notice of termination of participation in the Plan?

Within 10 business days after receipt of the notice of termination (or after the reinvestment of dividends if the notice is received between the ex-dividend record and payment dates), certificates for shares of Common Stock will be issued to the participant and a cash payment will be made for any fractional share. In no case will fractional shares be issued.

26.	Will a participant be allowed to re-enroll in the Plan after terminating participation?

Termination of participation in the Plan will not preclude re-enrollment, except that the Company reserves the right to reject re-enrollment where in its sole discretion it deems there have been excessive sales terminations and re-enrollments. If you are no longer a stockholder of record you can enroll by completing and submitting a Nonholder Enrollment Form along with a $250 minimum investment.

Withdrawal of Shares from the Plan

27.	How does a participant withdraw shares from the Plan?

A participant may withdraw all or a portion of whole shares of Common Stock from the Plan by signing and submitting a written request to the Administrator to that effect and specifying the whole number of shares to be withdrawn.

28.	When may a participant withdraw shares from the Plan?

A participant must wait at least two (2) weeks after the purchase of shares before withdrawing shares from the Plan. Any notice of withdrawal received by the Administrator between the ex-dividend record and payment dates will not be effective until after the dividends have been paid and reinvested in accordance with the Plan.

29.	How soon after notice of withdrawal of shares is given will the participant receive certificates for shares?

Certificates for shares will be issued within 10 business days after receipt of the notice (or after the reinvestment of dividends if the notice is received between the ex-dividend record and payment dates). In no case will certificates for fractional shares be issued.

30.	May a participant who withdraws shares from the Plan continue to participate in the Plan?

Yes. Shares of Common Stock withdrawn from the Plan and registered in the participant’s name will continue to participate in the Plan if the participant has so instructed the Administrator pursuant to a Shareholder Authorization Form and has not terminated participation in the manner described under Question 24.

31.	May a participant who requests the withdrawal of shares under the Plan have the withdrawn shares issued in the name of another person?

Yes. A participant may do so by submitting a properly completed and executed stock power, with a Medallion Signature Guarantee, and by complying with such other procedures as the Company or Administrator shall establish. The forms necessary to effect any such transfer may be obtained from the Administrator at the address noted under Question 4. However, any notice of name change received by the Administrator between the record and payment dates will not be effective until after the dividends have been paid and reinvested in accordance with the Plan.

Sale and Other Transfer of Shares

32.	May a participant sell, pledge, encumber, or otherwise transfer shares of Common Stock credited to such participant’s account under the Plan?

No. A participant wishing to pledge, encumber or otherwise transfer such shares must first have those shares registered in the participant’s or another person’s name by withdrawing the shares from the Plan. (See Question 31.)

33.	May a participant receive cash in lieu of shares of Common Stock upon termination of participation in the Plan or withdrawal of shares from the Plan?

Yes. The participant must submit a signed written request to the Administrator to sell such shares of Common Stock and to distribute to the participant the net cash proceeds from such sale in lieu of shares. The Company may retain a broker-dealer not affiliated with the Company to effect such sales.

34.	If a participant requests a distribution of cash in lieu of certificates for shares, when will the Common Stock be sold?

If the shares will be sold on the open market, the sale will occur generally within the same period of time that would be required if shares rather than cash were to be distributed. (See Question 25). Delays in selling shares are possible, however. Interest will not be paid to a participant for any such delays and the participant assumes the risk of any price fluctuations. A participant must wait at least two (2) weeks after the purchase of shares under the Plan before selling the recently purchased shares from the Plan.

35.	What amount will be distributed to a participant who requests a distribution of cash in lieu of shares?

A check representing the selling price of the shares, less the brokerage fees and commissions, any withholding required under applicable tax laws and a $15 service fee for the handling of each such request (unless such fee is waived by the Company in its sole and absolute discretion), will be sent to the participant at the end of the settlement period.

36.	What happens if a participant sells or transfers all of the shares registered in the participant’s name but does not sell shares held in the Plan and registered in the name of the Trustee?

Shares remaining in the Plan will continue to participate in the Plan if the participant has so instructed the Administrator pursuant to a Shareholder Authorization Form and dividends thereon will continue to be reinvested in accordance with the participant’s instructions until the shares are withdrawn from the Plan or the participant terminates participation in the Plan.

Voting of Shares in the Plan; Tender Offers

37.	How will a participant’s shares of Common Stock be voted at meetings of shareholders of the Company?

Participants will be sent notices of meetings, proxy statements and proxy forms for each shareholders’ meeting. These materials may be delivered electronically to those participants who have agreed to such electronic delivery. Shares registered in a participant’s name will be voted directly by the participant. Shares held for a participant by the Trustee or Administrator, as the case may be, will be voted in accordance with the participant’s instructions on a proxy form duly signed by the participant. In the absence of such instructions, the Trustee or Administrator, as the case may be, will be deemed instructed to vote shares the same way the participant votes shares registered in the participant’s name. In the absence of any such instructions, the Trustee or Administrator, as the case may be, will vote shares in the same proportion as it votes shares as to which it has received instructions from other participants.

38.	What arrangements will be made in the event of the commencement of a tender offer for shares of Common Stock held in the Plan?

The Company or the Trustee will notify participants of the commencement of the tender offer for securities which include the Company’s Common Stock held in participants’ accounts and will provide a means by which participants may direct the Trustee whether or not to tender the Company’s Common Stock credited to their accounts.

Stock Dividends and Stock Splits

39.	What happens to a participant’s account if the Company issues a stock dividend or declares a stock split?

Any stock dividends or split shares distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will he added to the participant’s account.

Adjustment of Number and Kind of Registered Securities

40.	Under what circumstances may the Company adjust the number and/or kind of registered securities?

The Company may make appropriate and proportionate adjustments to the number or kind of securities registered with the SEC if there is a decrease in the number of outstanding shares of Common Stock, an exchange of such shares or a distribution with respect to such shares, in each case as a result of any merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution. Any such adjustment will be subject to the requirements of federal and state securities laws and regulations.

Interpretation, Modification, Suspension or Termination of the Plan

41.	To what extent may the Plan be modified, suspended or terminated by the Company?

The Company reserves the right to suspend, modify or terminate, or make additions to, the Plan at any time, and the Treasurer of the Company may interpret the Plan and make additions thereto which are not inconsistent with its provisions. The Company or the Administrator shall provide all participants with prompt notice of any such suspension, modification, or termination. Upon termination of the Plan by the Company, book entry shares or certificates for whole shares credited to a participant’s account under the Plan will be issued and cash payments for fractional shares will be made in the same manner as if each participant had terminated participation in the Plan.

Limitation of Liability

42.	What limitations of liability exist under the Plan?

Neither the Company, nor the Administrator, nor the Trustee, nor the Escrow Agent, nor the Broker nor any of their respective officers, directors, representatives, employees or agents shall be liable for any damages resulting from any act or omission in connection with the Plan in the absence of bad faith or gross negligence, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon the participant’s death, the price or timing at which shares are purchased for participants’ accounts or fluctuations in the market value of shares. However, the foregoing in no way affects a participant’s right to bring a cause of action based on alleged violations of federal securities laws.

Participants should recognize that neither the Company, the Administrator, the Broker nor the Trustee can assure them of a profit or protect them against a loss on shares purchased for their account under the Plan.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary, under the Internal Revenue Code of 1986, as amended (the “Code”), of certain applicable federal income tax aspects of participating in the Plan. In addition, there may be foreign, state and local laws applicable to participation in the Plan. Since individual tax situations may vary, and since provisions of the Code and other tax laws, or the interpretation thereof, may be modified by subsequent amendments, participants should consult with their own tax advisors for advice on applicable federal, foreign, state and local tax consequences of their participation in the Plan.

A participant will be required to include dividends on Common Stock and Preferred Stock in income for federal income tax purposes whether cash is received or such dividends are applied to the purchase of shares or to payment of administrative costs of the Plan.

A participant’s tax basis for shares of Common Stock purchased pursuant to the Plan will be equal to the amount of reinvested dividends or optional cash investments used to purchase such shares. A participant’s holding period for shares purchased with optional cash investments or Preferred Stock dividends will begin on the day after the shares are purchased. A participant’s holding period for shares purchased with Common Stock dividends will begin on the day following the date of distribution of the dividends. In the event shares are purchased on the open market, the holding period for the shares will begin no later than the day after the date such shares are credited to the participant’s account.

Where stock certificates or book entry shares are issued by the Plan to a participant, or where a participant deposits certificates or book entry shares into the Plan, the participant does not realize taxable income from this mere change in evidence of ownership. A participant does recognize taxable gain or loss when the shares on account are sold pursuant to the terms of the Plan.

In the case of participants whose dividends are subject to tax withholding, such as United States income tax withholding on foreign shareholders or 28% backup withholding, the amount of such tax withholding is deducted from the dividends and the balance is reinvested. Statements of account for those participants will indicate the amount withheld.

USE OF PROCEEDS

It is anticipated that the Common Stock offered hereby will be sold by the Company over a period of approximately three years from the date hereof, but the Company does not know precisely the number of shares that will ultimately be sold under the Plan or the prices at which shares will be sold. The Company will receive proceeds from purchases of Common Stock under the Plan only if the purchases are made directly from the Company, rather than through a broker on the open market. Proceeds received by the Company will broaden and strengthen the equity base of the Company and are expected to be used primarily to help finance the capital expenditure and growth programs of its subsidiaries and for working capital and general corporate purposes of the Company, including the reduction or deferral of short-term or long-term borrowings that might otherwise be required.

PLAN OF DISTRIBUTION

The Company may from time to time inform the general public about the Plan through announcements, newspaper advertisements, circulars, notices and investor fairs. The Company may also from time to time inform those prospective participants with whom the Company has a pre-existing, continuing relationship, such as shareholders, customers and employees of the Company or its subsidiaries, about the Plan by including information with other regular written communications with them, such as billing statements, annual reports and payroll stubs.

VALIDITY OF COMMON STOCK

Counsel for the Company, Goodsill Anderson Quinn & Stifel A Hawaii Limited Liability Law Partnership LLP, Honolulu, Hawaii, has rendered an opinion (filed as an Exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the Common Stock offered hereby, when purchased by the Plan in the manner described in this Prospectus, will be duly and validly issued, fully paid and nonassessable.

EXPERTS

The consolidated financial statements and schedules of HEI and its subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been included in HEI’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference herein and in the Registration Statement of which this Prospectus is a part, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports refer to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2004), Share-Based Payment, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, 132(R), in 2006.

HAWAIIAN ELECTRIC
INDUSTRIES, INC.

Dividend Reinvestment
and Stock Purchase Plan

March 28, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Registration*

Securities and Exchange Commission Registration Fee	$3,026
Printing expenses	15,000
Legal fees and expenses	35,000
Accounting fees and expenses	20,000
Blue Sky fees and expenses	6,000
Annual Trustee’s and Escrow Agent’s Fees	18,750
Other	2,224

Total	$100,000

*	All amounts other than SEC registration fee are estimated.

Item 15.	Indemnification of Directors and Officers

The Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in the performance of that person’s duty to HEI, indemnification may be made only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other court having jurisdiction. The indemnification provisions in the Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in Section 414-242 of the Hawaii Revised Statutes.

At HEI’s annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for advancement of expenses and for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of HEI, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder’s derivative action. The agreements provide for indemnification against expenses (including attorneys’ fees), judgments, fines and settlement amounts in connection with any action by or in the right of HEI.

Under a directors’ and officers’ liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 16.	Exhibits

The exhibits designated by an asterisk (*) were previously filed. The exhibits designated by a double asterisk (**) are filed herein. The exhibits without either such designation are incorporated by reference.

3	(a)	Restated Articles of Incorporation of Hawaiian Electric Industries, Inc. (Exhibit 4(b) to Registration Statement on Form S-3, Regis. No. 33-7895).
3	(b)	Articles of Amendment of Hawaiian Electric Industries, Inc. filed June 30, 1990 (Exhibit 4(b) to Registration Statement on Form S-3, Regis. No. 33-40813).
3	(c)	Statement of Issuance of Shares of Preferred or Special Classes in Series for Hawaiian Electric Industries, Inc. Series A Junior Participating Preferred Stock (Exhibit 3(i).3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-8503).
3	(d)	Articles of Amendment of Hawaiian Electric Industries, Inc., amending Hawaiian Electric Industries, Inc.’s Restated Articles of Incorporation, Article Fourth (Exhibit 3(i).4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-8503).
3	(e)	Articles of Amendment of Hawaiian Electric Industries, Inc., amending Hawaiian Electric Industries, Inc.’s Restated Articles of Incorporation, Article Sixth (Exhibit 3(i).5 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-8503).
3	(f)	Amended and Restated By-Laws of Hawaiian Electric Industries, Inc. (Exhibit 3(ii) to the Current Report on Form 8-K dated January 26, 2007 and filed on February 5, 2007, File No. 1-8503).
*4	(a)	Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended and restated.
**4	(b)	Amended and Restated Trust Agreement dated March 20, 2007, between Hawaiian Electric Industries, Inc. and The Bank of New York Trust Company, N.A.
4	(c)	Escrow Agreement dated July 26, 2006 between Hawaiian Electric Industries, Inc. and First Hawaiian Bank (Exhibit 99 to Current Report on Form 8-K dated August 2, 2006 and filed August 8, 2006).
4	(d)	Rights Agreement, dated as of October 28, 1997, by and between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (with the form of Rights Certificates attached as Exhibit B) (Exhibit 1 to Registration Statement on Form 8-A dated October 28, 1997, File No. 1-8503).
4	(e)	First Amendment, dated as of May 7, 2003, to Rights Agreement (dated as of October 28, 1997) between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-8503).
4	(f)	Second Amendment to Rights Agreement, dated as of October 26, 2004, between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 4 to Current Report on Form 8-K, dated October 26, 2004, File No. 1-8503).
**5		Opinion of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP (including consent).
*8		Opinion of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP re tax matters.
**23	(a)	Consent of KPMG LLP.
**23	(b)	Consent of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP (included in Exhibit 5).
*24		Power of Attorney.

Item 17.	Undertakings

HEI hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by HEI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished by HEI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by HEI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

HEI hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of HEI’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HEI pursuant to the provisions described under Item 15 above, or otherwise, HEI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by HEI of expenses incurred or paid by a director, officer or controlling person of HEI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, HEI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 30th day of March, 2007.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By	/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Constance H. Lau* Constance H. Lau	President, Chief Executive Officer and Director	March 30, 2007

/s/ Eric K. Yeaman* Eric K. Yeaman	Financial Vice President, Treasurer and Chief Financial Officer	March 30, 2007

/s/ Curtis Y. Harada* Curtis Y. Harada	Controller and Principal Accounting Officer	March 30, 2007

/s/ Jeffrey N. Watanabe* Jeffrey N. Watanabe	Chairman of the Board and Director	March 30, 2007

/s/ Don E. Carroll* Don E. Carroll	Director	March 30, 2007

/s/ Shirley J. Daniel* Shirley J. Daniel	Director	March 30, 2007

/s/ Thomas B. Fargo* Thomas B. Fargo	Director	March 30, 2007

/s/ Victor Hao Li* Victor Hao Li	Director	March 30, 2007

Signatures	Title	Date

/s/ Bill D. Mills* Bill D. Mills	Director	March 30, 2007

/s/ A. Maurice Myers* A. Maurice Myers	Director	March 30, 2007

/s/ Diane J. Plotts* Diane J. Plotts	Director	March 30, 2007

/s/ James K. Scott* James K. Scott	Director	March 30, 2007

/s/ Kelvin H. Taketa* Kelvin H. Taketa	Director	March 30, 2007

/s/ Barry K. Taniguchi* Barry K. Taniguchi	Director	March 30, 2007

*By /s/ Eric K. Yeaman Eric K. Yeaman For himself and as Attorney-in-Fact for the above mentioned officers and directors

EXHIBIT INDEX

The exhibits designated by an asterisk (*) were previously filed. The exhibits designated by a double asterisk (**) are filed herein. The exhibits without either such designation are incorporated by reference.

Exhibit
Number		Description

3	(a)	Restated Articles of Incorporation of Hawaiian Electric Industries, Inc. (Exhibit 4(b) to Registration Statement on Form S-3, Regis. No. 33-7895).
3	(b)	Articles of Amendment of Hawaiian Electric Industries, Inc. filed June 30, 1990 (Exhibit 4(b) to Registration Statement on Form S-3, Regis. No. 33-40813).
3	(c)
     Statement of Issuance of Shares of Preferred or Special Classes in Series for Hawaiian Electric Industries, Inc. Series A Junior Participating Preferred Stock (Exhibit 3(i).3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 1-8503).

3	(d)
     Articles of Amendment of Hawaiian Electric Industries, Inc., amending Hawaiian Electric Industries, Inc.’s Restated Articles of Incorporation, Article Fourth (Exhibit 3(i).4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-8503).

3	(e)
     Articles of Amendment of Hawaiian Electric Industries, Inc., amending Hawaiian Electric Industries, Inc.’s Restated Articles of Incorporation, Article Sixth (Exhibit 3(i).5 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-8503).

3	(f)	Amended and Restated By-Laws of Hawaiian Electric Industries, Inc. (Exhibit 3(ii) to the Current Report on Form 8-K dated January 26, 2007 and filed on February 5, 2007, File No. 1-8503).
*4	(a)	Hawaiian Electric Industries, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended and restated.
**4	(b)	Amended and Restated Trust Agreement dated March 20, 2007, between Hawaiian Electric Industries, Inc. and The Bank of New York Trust Company, N.A.
4	(c)	Escrow Agreement dated July 26, 2006 between Hawaiian Electric Industries, Inc. and First Hawaiian Bank (Exhibit 99 to Current Report on Form 8-K dated August 2, 2006 and filed August 8, 2006).
4	(d)
     Rights Agreement, dated as of October 28, 1997, by and between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (with the form of Rights Certificates attached as Exhibit B) (Exhibit 1 to Registration Statement on Form 8-A dated October 28, 1997, File No. 1-8503).

4	(e)
     First Amendment, dated as of May 7, 2003, to Rights Agreement (dated as of October 28, 1997) between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-8503).

4	(f)
     Second Amendment to Rights Agreement, dated as of October 26, 2004, between Hawaiian Electric Industries, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (Exhibit 4 to Current Report on Form 8-K, dated October 26, 2004, File No. 1-8503).

**5		Opinion of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP (including consent).
*8		Opinion of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP re tax matters.
**23	(a)	Consent of KPMG LLP.
**23	(b)	Consent of Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP (included in Exhibit 5).
*24		Power of Attorney.